EXHIBIT 99
Restaurant Brands International Inc. Reports Full Year and Fourth Quarter 2023 Results
Home market franchisee profitability increases 30% year-over-year, on average
Global system-wide sales grow nearly 10% for the fourth quarter and over 12% for 2023
Comparable sales up nearly 6% in Q4, led by over 8% growth at Tim Hortons Canada and over 6% at Burger King US
Digital sales grow over 20% year-over-year to $14 billion in 2023, representing over a third of system-wide sales
Nearly $1.5 billion of capital returned to shareholders in 2023 while investing for growth and reducing net leverage

Toronto, Ontario – February 13, 2024 – Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2023. Josh Kobza, Chief Executive Officer of RBI commented, "We are delivering better experiences for our guests, better profitability for our franchisees and are making the right long-term investments behind the growth of our brands. We have started 2024 with a foundation of strong operational performance and I'm thankful to all our teams, franchisees and their team members who work so hard to make us successful."

2023 Highlights:
•System-wide Sales Growth of 12.2%
•Net Restaurant Growth of 3.9%
•Income from Operations of $2,051 million versus $1,898 million in the prior year
•Net Income of $1,718 million versus $1,482 million in the prior year
•Diluted EPS of $3.76 versus $3.25 in the prior year
•Adjusted Operating Income of $2,200 million increased 7.5% organically versus the prior year
•Adjusted Diluted EPS of $3.24 versus $3.14 in prior year
•Net Cash Provided by Operating Activities of $1,323 million and Free Cash Flow of $1,203 million

Changes to operating and reportable segments and changes to measure of segment income
Beginning with the fourth quarter of 2023, we are reporting results under five operating and reportable segments. This shift in reportable segments reflects how our leadership oversees and manages the business. As a result of this change, our five operating and reportable segments consist of the following:

1.Tim Hortons brand in Canada and the U.S. (“TH”);
2.Burger King brand in the U.S. and Canada (“BK”);
3.Popeyes Louisiana Kitchen brand in the U.S. and Canada (“PLK”);
4.Firehouse Subs brand in the U.S. and Canada (“FHS”); and
5.International – which includes all operations of each of our brands outside the U.S. and Canada (“INTL”).

We also transitioned our definition of segment income from Adjusted EBITDA to Adjusted Operating Income (“AOI”). TH AOI, BK AOI, PLK AOI, FHS AOI and INTL AOI are our measures of segment profitability. Unlike Adjusted EBITDA, AOI includes depreciation and amortization (excluding franchise agreement amortization) as well as share-based compensation and non-cash incentive compensation expense.

In order to assist investors, we have provided certain unaudited historical financial and operational data that is on a basis consistent with our revised segment structure and segment income definition. This data can be found on the company's investor relations webpage under "Financial Information." These changes only affect segment allocation of results and do not revise or restate our previously reported consolidated financial statements.

Consolidated Operational Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
System-wide Sales Growth
TH	9.0%	10.5%	11.0%	11.7%
BK	4.9%	5.5%	6.9%	2.8%
PLK	11.2%	6.5%	10.5%	5.6%
FHS (a)	7.8%	N/A	7.1%	N/A
INTL (b)	12.8%	18.5%	17.6%	25.6%
Consolidated (c)	9.6%	11.4%	12.2%	12.9%
FHS (a)	N/A	3.9%	N/A	4.2%

System-wide Sales (in US$ millions)
TH	$1,849	$1,701	$7,245	$6,732
BK	$2,903	$2,768	$11,474	$10,747
PLK	$1,503	$1,351	$5,886	$5,338
FHS (a)	$298	$301	$1,194	$1,154
INTL (b)	$4,332	$3,813	$17,087	$14,700
Consolidated (c)	$10,885	$9,934	$42,886	$38,671

Comparable Sales
TH	8.4%	10.1%	10.4%	10.4%
BK	6.3%	5.0%	7.4%	2.3%
PLK	5.5%	1.7%	4.8%	(0.6)%
FHS (a)	3.5%	N/A	3.8%	N/A
INTL (b)	4.6%	10.5%	9.0%	15.4%
Consolidated (c)	5.8%	7.5%	8.1%	7.9%
FHS (a)	N/A	0.4%	N/A	0.6%

Net Restaurant Growth
TH	0.1%	(1.1)%	0.1%	(1.1)%
BK	(3.3)%	(0.6)%	(3.3)%	(0.6)%
PLK	4.9%	6.7%	4.9%	6.7%
FHS (a)	3.0%	2.4%	3.0%	2.4%
INTL (b)	8.9%	9.1%	8.9%	9.1%
Consolidated (c)	3.9%	4.4%	3.9%	4.4%

System Restaurant Count at Period End
TH	4,525	4,519	4,525	4,519
BK	7,144	7,389	7,144	7,389
PLK	3,394	3,235	3,394	3,235
FHS (a)	1,265	1,242	1,265	1,242
INTL (b)	14,742	13,517	14,742	13,517
Consolidated (c)	31,070	29,902	31,070	29,902
See "Key Operating Metrics" for definitions.
(a) See FHS Segment Results footnote "a."
(b) See INTL Segment Results footnote "a."
(c) Consolidated system-wide sales growth and comparable sales do not include the results of Firehouse Subs for 2022.

Consolidated Financial Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data, unaudited)	2023	2022	2023	2022
Total Revenues	$1,820	$1,689	$7,022	$6,505
Income from Operations	$468	$346	$2,051	$1,898
Net Income	$726	$336	$1,718	$1,482
Diluted Earnings per Share	$1.60	$0.74	$3.76	$3.25

TH	$231	$226	$958	$925
BK	$69	$87	$386	$396
PLK	$56	$52	$221	$205
FHS	$8	$8	$38	$33
INTL	$145	$133	$597	$525
Adjusted Operating Income (a)	$509	$506	$2,200	$2,084

Adjusted EBITDA (a)	$603	$588	$2,554	$2,378

Adjusted Net Income (a)	$340	$326	$1,480	$1,430
Adjusted Diluted Earnings per Share (a)	$0.75	$0.72	$3.24	$3.14

	Twelve Months Ended December 31,
(in US$ millions, unaudited)	2023	2022
Net cash provided by operating activities	$1,323	$1,490
Net cash provided by (used for) investing activities	$11	$(64)
Net cash used for financing activities	$(1,374)	$(1,307)
Free Cash Flow (a)	$1,203	$1,390

	As of December 31,
(in US$ millions, unaudited)	2023	2022
Net Debt (a)	$12,250	$12,210
Net Income Net Leverage (c)	7.1x	8.2x
Adjusted EBITDA Net Leverage (a)	4.8x	5.1x

SUPPLEMENTAL ANNUAL DISCLOSURE (unaudited)	Year Ended December 31,
Home Market Franchisee Profitability (b) (in 000s)	2023		2022
TH — Canada	C$	280	C$	220
BK — US		$205		$140
PLK — US		$245		$210
FHS — US		$110		$80

Global Digital Sales (d) (in US$ billions)		$14.0		$11.6

(a) Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Free Cash Flow, Net Debt, and Adjusted EBITDA Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(b) 2023 estimates are preliminary and rounded down to the nearest $5,000. Estimates based on unaudited, self-reported franchisee results.
(c) Net Income Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Net Income.
(d) In 2023, RBI changed its definition of Digital Sales to exclude duplicative sales from digital coupons. Digital Sales include sales from mobile order and pay ("MO&P"), digital offers excluding MO&P, first and third party delivery, loyalty sales, kiosks and digital catering. Digital Sales for 2022 have been revised to exclude sales from Russia and to conform to RBI's updated definition of Digital Sales.

The year-over-year increases in Total Revenues on an as reported and on an organic basis for the full year and fourth quarter were primarily driven by an increase in system-wide sales in all our segments. On an as reported basis the increase was partially offset by unfavorable FX movements which primarily impacted TH.

The year-over-year increase in Income from Operations for the full year was primarily driven by increases in segment income of INTL, TH, PLK and FHS and a favorable change from the impact of equity method investments, partially offset by an unfavorable change from other operating expenses (income), net, a decrease in BK segment income and unfavorable FX movements. The year-over-year increase in Income from Operations for the fourth quarter was primarily driven by a favorable change from other operating expenses (income), net, a favorable change from the impact of equity method investments, the non-recurrence of FHS Transaction costs and increases in segment income of INTL, TH and PLK, partially offset by a decrease in BK segment income.

The increase in Net Income for the full year was primarily driven by the year-over-year increase in Income from Operations and a greater income tax benefit in the current year than the prior year, partially offset by an increase in interest expense, net, and loss on early extinguishment of debt in the current year. The increase in Net Income for the fourth quarter was primarily driven by a greater income tax benefit in the current year than the prior year and the year-over-year increase in Income from Operations, partially offset by an increase in interest expense.

The year-over-year change in Adjusted Operating Income on an as reported and organic basis for the full year was primarily driven by increases in segment income of INTL, TH, PLK and FHS, partially offset by a decrease in BK segment income. On an as reported basis, the change was impacted by unfavorable FX movements. The year-over-year change in Adjusted Operating Income on an as reported and organic basis for the fourth quarter was primarily driven by increases in segment income of INTL, TH and PLK, partially offset by a decrease in BK segment income.

The year-over-year increase in Adjusted Net Income for the full year was primarily driven by increases in segment income of INTL, TH, PLK and FHS, partially offset by an increase in adjusted interest expense, a decrease in BK segment income and unfavorable FX movements. The year-over-year increase in Adjusted Net Income for the fourth quarter was primarily driven by a decrease in adjusted tax expense and increases in segment income of INTL, TH and PLK, partially offset by a decrease in BK segment income and an increase in adjusted interest expense.

Burger King US Reclaim the Flame
In September 2022, Burger King shared the details of its "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. We will be investing $400 million over the life of the plan, comprised of $150 million in advertising and digital investments ("Fuel the Flame") and $250 million in high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset").

During the quarter ended December 31, 2023, we funded approximately $40 million toward the Fuel the Flame investments, including $37 million towards our support behind the Burger King US advertising fund, and $16 million toward our Royal Reset investments, including $8 million towards remodels. As of 2023, we have funded a total of $73 million toward the Fuel the Flame investments and $61 million toward our Royal Reset investments.

Macro Economic Environment
During 2022 and 2023, there were increases in commodity, labor, and energy costs which have resulted in inflation, foreign exchange volatility, rising interest rates and general softening in the consumer environment which have been exacerbated by conflicts in the Middle East.

TH Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022
	(unaudited)		(unaudited)
System-wide Sales Growth	9.0%	10.5%	11.0%	11.7%
System-wide Sales	$1,849	$1,701	$7,245	$6,732
Comparable Sales	8.4%	10.1%	10.4%	10.4%

Net Restaurant Growth	0.1%	(1.1)%	0.1%	(1.1)%
System Restaurant Count at Period End	4,525	4,519	4,525	4,519

Sales	$701	$694	$2,725	$2,631
Franchise and Property Revenues	$241	$225	$955	$905
Advertising Revenues and Other Services	$76	$68	$292	$266
Total Revenues	$1,018	$987	$3,972	$3,801

Cost of Sales	$583	$573	$2,231	$2,131
Franchise and Property Expenses	$81	$80	$325	$332
Advertising Expenses and Other Services	$81	$69	$309	$282
Segment G&A	$47	$42	$168	$151
Adjustments:
Franchise Agreement Amortization	$2	$2	$6	$7
Cash Distributions Received from Equity Method Investments	$4	$2	$14	$13
Adjusted Operating Income	$231	$226	$958	$925

Share-Based Compensation and Non-Cash Incentive Compensation Expense	$14	$11	$51	$37
Depreciation and Amortization, excluding Franchise Agreement Amortization	$25	$26	$101	$108
Adjusted EBITDA (a)	$271	$263	$1,111	$1,070

(a) Adjusted EBITDA for TH is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the full year and fourth quarter, the increase in system-wide sales was primarily driven by comparable sales of 10.4% and 8.4%, respectively, including Canada comparable sales of 10.9% and 8.7%, respectively.

The year-over-year increase in Total Revenues for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increase in system-wide sales as well as increases in commodity prices passed on to franchisees. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increase in Adjusted Operating Income for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increase in system-wide sales, partially offset by an increase in Segment G&A, and advertising expenses and other services exceeding advertising revenues and other services in the current year periods to a greater extent than in the prior year periods. Revenues and Adjusted Operating Income for 2023 were impacted by increased promotional activity and trade investments in our TH consumer-packaged goods business, which largely impacted the fourth quarter. The increase in Adjusted Operating Income on an as reported basis was partially offset by unfavorable FX movements.

BK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022
	(unaudited)		(unaudited)
System-wide Sales Growth	4.9%	5.5%	6.9%	2.8%
System-wide Sales	$2,903	$2,768	$11,474	$10,747
Comparable Sales	6.3%	5.0%	7.4%	2.3%

Net Restaurant Growth	(3.3)%	(0.6)%	(3.3)%	(0.6)%
System Restaurant Count at Period End	7,144	7,389	7,144	7,389

Sales	$33	$18	$97	$70
Franchise and Property Revenues	$189	$174	$731	$688
Advertising Revenues and Other Services	$123	$117	$470	$438
Total Revenues	$345	$310	$1,297	$1,196

Cost of Sales	$31	$19	$90	$74
Franchise and Property Expenses	$44	$37	$144	$144
Advertising Expenses and Other Services	$165	$134	$543	$467
Segment G&A	$39	$37	$145	$126
Adjustments:
Franchise Agreement Amortization	$3	$3	$11	$11
Adjusted Operating Income	$69	$87	$386	$396

Share-Based Compensation and Non-Cash Incentive Compensation Expense	$9	$10	$41	$30
Depreciation and Amortization, excluding Franchise Agreement Amortization	$9	$9	$35	$34
Adjusted EBITDA (a)	$87	$105	$462	$459

(a) Adjusted EBITDA for BK is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the full year and fourth quarter, the increase in system-wide sales was driven by comparable sales of 7.4% and 6.3%, respectively, including US comparable sales of 7.5% and 6.4%, respectively, partially offset by net restaurant growth of (3.3)%.

The year-over-year increase in Total Revenues for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increase in system-wide sales. Sales and Cost of Sales for the full year were also impacted by the temporary acquisition of 17 Company restaurants during the second quarter (of which we only continue to operate one restaurant) and the acquisition of 89 Company restaurants during the fourth quarter.

The year-over-year decrease in Adjusted Operating Income for the full year and fourth quarter was primarily driven by advertising expenses and other services exceeding advertising revenues and other services in the current year periods to a greater extent than in the prior year periods, partially offset by the increase in system-wide sales and improved profitability at Company restaurants resulting in income in the current year periods as compared to net losses in the prior year periods. In addition, Adjusted Operating Income for the full year was impacted by an increase in Segment G&A due to higher compensation-related expenses and Adjusted Operating Income for the fourth quarter was impacted by an increase in bad debt expenses.

PLK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022
	(unaudited)		(unaudited)
System-wide Sales Growth	11.2%	6.5%	10.5%	5.6%
System-wide Sales	$1,503	$1,351	$5,886	$5,338
Comparable Sales	5.5%	1.7%	4.8%	(0.6)%

Net Restaurant Growth	4.9%	6.7%	4.9%	6.7%
System Restaurant Count at Period End	3,394	3,235	3,394	3,235

Sales	$24	$20	$89	$78
Franchise and Property Revenues	$79	$72	$314	$284
Advertising Revenues and Other Services	$79	$70	$289	$256
Total Revenues	$182	$162	$692	$619

Cost of Sales	$22	$18	$80	$72
Franchise and Property Expenses	$2	$2	$12	$11
Advertising Expenses and Other Services	$81	$71	$295	$261
Segment G&A	$22	$20	$86	$72
Adjustments:
Franchise Agreement Amortization	$1	$1	$2	$2
Adjusted Operating Income	$56	$52	$221	$205

Share-Based Compensation and Non-Cash Incentive Compensation Expense	$7	$6	$26	$20
Depreciation and Amortization, excluding Franchise Agreement Amortization	$2	$2	$9	$8
Adjusted EBITDA (a)	$66	$60	$257	$232

(a) Adjusted EBITDA for PLK is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the full year and fourth quarter, the increase in system-wide sales was driven by net restaurant growth of 4.9% as well as comparable sales of 4.8% and 5.5%, respectively, including US comparable sales of 4.8% and 5.8%, respectively.

The year-over-year increase in Total Revenues for the full year and fourth quarter was primarily driven by the increase in system-wide sales.

The year-over-year increase in Adjusted Operating Income for the full year and fourth quarter was primarily driven by the increases in system-wide sales, partially offset by higher Segment G&A due to higher compensation-related expenses.

FHS Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022
	(unaudited)		(unaudited)
System-wide Sales Growth (a)	7.8%	3.9%	7.1%	4.2%
System-wide Sales (a)	$298	$301	$1,194	$1,154
Comparable Sales (a)	3.5%	0.4%	3.8%	0.6%

Net Restaurant Growth (a)	3.0%	2.4%	3.0%	2.4%
System Restaurant Count at Period End (a)	1,265	1,242	1,265	1,242

Sales	$10	$11	$39	$40
Franchise and Property Revenues	$26	$22	$99	$85
Advertising Revenues and Other Services	$15	$3	$48	$13
Total Revenues	$51	$36	$187	$138

Cost of Sales	$8	$9	$34	$35
Franchise and Property Expenses	$1	$1	$9	$7
Advertising Expenses and Other Services	$15	$4	$49	$12
Segment G&A	$18	$13	$58	$52
Adjustments:
Franchise Agreement Amortization	$—	$—	$1	$1
Adjusted Operating Income	$8	$8	$38	$33

Share-Based Compensation and Non-Cash Incentive Compensation Expense	$6	$3	$17	$8
Depreciation and Amortization, excluding Franchise Agreement Amortization	$1	$1	$3	$3
Adjusted EBITDA (b)	$15	$12	$58	$44

(a) For 2022, FHS system-wide sales growth, system-wide sales, comparable sales and net restaurant growth are for the period from December 27, 2021 through December 31, 2022. FHS 2022 system-wide sales growth and comparable sales figures are shown for informational purposes only. FHS system-wide sales and restaurant count include 14 FHS restaurants in Puerto Rico ("FHS PR") in 2022 but not in 2023. For the purpose of calculating FHS system-wide sales growth, net restaurant growth and comparable sales, we exclude FHS PR in both the current and prior year periods.
(b) Adjusted EBITDA for FHS is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the full year and fourth quarter, the increase in system-wide sales was driven by net restaurant growth of 3.0%, and comparable sales of 3.8% and 3.5%, respectively, including US comparable sales of 4.2% and 3.8%, respectively.

The year-over-year increase in Total Revenues for the full year was primarily driven by the increase in system-wide sales. In addition, increases in Advertising Revenues and Other Services and Advertising Expenses and Other Services reflect our modification of the Advertising fund arrangements to be more consistent with those of our other brands.

The year-over-year increase in Adjusted Operating Income for the full year was primarily driven by the increases in system-wide sales, partially offset by an increase in Segment G&A. Adjusted Operating Income for the fourth quarter was relatively flat driven by an increase in Segment G&A, partially offset by the increase in system-wide sales. The increase in Segment G&A was primarily driven by higher compensation-related expenses.

INTL Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022
	(unaudited)		(unaudited)
System-wide Sales Growth (a)	12.8%	18.5%	17.6%	25.6%
System-wide Sales (a)	$4,332	$3,813	$17,087	$14,700
Comparable Sales (a)	4.6%	10.5%	9.0%	15.4%

Net Restaurant Growth (a)	8.9%	9.1%	8.9%	9.1%
System Restaurant Count at Period End (a)	14,742	13,517	14,742	13,517

Sales	$—	$—	$—	$—
Franchise and Property Revenues	$204	$178	$804	$699
Advertising Revenues and Other Services	$21	$16	$70	$51
Total Revenues	$224	$194	$874	$750

Cost of Sales	$—	$—	$—	$—
Franchise and Property Expenses	$12	$6	$22	$24
Advertising Expenses and Other Services	$21	$16	$77	$54
Segment G&A	$50	$43	$190	$160
Adjustments:
Franchise Agreement Amortization	$3	$3	$11	$10
Cash Distributions Received from Equity Method Investments	$—	$1	$—	$1
Adjusted Operating Income	$145	$133	$597	$525

Share-Based Compensation and Non-Cash Incentive Compensation Expense	$17	$13	$58	$41
Depreciation and Amortization, excluding Franchise Agreement Amortization	$3	$2	$11	$7
Adjusted EBITDA (b)	$164	$148	$666	$573

(a) Includes FHS PR beginning January 1, 2023. For the purpose of calculating INTL system-wide sales growth, net restaurant growth and comparable sales, we include FHS PR in both the current and prior year periods.
(b) Adjusted EBITDA for INTL is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the full year and fourth quarter, the increase in system-wide sales was driven by net restaurant growth of 8.9%, and comparable sales of 9.0% and 4.6%, respectively.

The year-over-year increase in Total Revenues for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increase in system-wide sales. The year-over-year increase in Total Revenues for the fourth quarter on an as reported basis modestly benefited from favorable FX movements.

The year-over-year increase in Adjusted Operating Income for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increases in system-wide sales, partially offset by higher Segment G&A primarily due to higher compensation-related expenses. Adjusted Operating Income for the fourth quarter was also impacted by higher Franchise and Property Expenses associated with bad debt expense.

Cash and Liquidity

As of December 31, 2023, total debt was $13.4 billion, and net debt (total debt less cash and cash equivalents of $1.1 billion) was $12.3 billion, net income net leverage was 7.1x and adjusted EBITDA net leverage was 4.8x.

The RBI board of directors has declared a dividend of $0.58 per common share and partnership exchangeable unit of RBI LP for the first quarter of 2024. The dividend will be payable on April 4, 2024 to shareholders and unitholders of record at the close of business on March 21, 2024. In connection with the declared dividend, RBI also announced that it is targeting a total of $2.32 in dividends per common share and partnership exchangeable unit of RBI LP for 2024.

Subsequent Events

On January 16, 2024, RBI and Carrols Restaurant Group, Inc. (“Carrols”) announced that they have reached an agreement for RBI to acquire all of Carrols issued and outstanding shares that are not already held by RBI or its affiliates for $9.55 per share in an all cash transaction, or an aggregate total enterprise value (EV) of approximately $1.0 billion.

The transaction is expected to close in the second quarter of 2024 subject to customary closing conditions, including receipt of certain regulatory approvals and approval of the majority of Carrols common stock, excluding shares held by RBI and its affiliates and officers of Carrols.

As of February 13, 2024, BK had a total company restaurant portfolio of 176 following the acquisition of 38 company restaurants on January 17, 2024.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, February 13, 2024, to review financial results for the full year and fourth quarter ended December 31, 2023. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is (833) 470-1428 for U.S. callers, (833) 950-0062 for Canadian callers, and (929) 526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 189424.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release and our investor conference call contain certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about (i) our expectations regarding the effects and continued impact of the macro-economic pressures, such as inflation, rising interest rates and currency fluctuations, on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, (ii) our digital, marketing, remodel and technology enhancement initiatives and expectations regarding further expenditures relating to these initiatives, including our “Reclaim the Flame” plan to accelerate sales growth and drive franchisee profitability at Burger King; (iii) our expectation that franchisee contributions to the ad fund will increase in 2025; (iv) our expectations around our Royal Refresh investments and our remodel program; (v) our confidence of reaching our target net leverage; (vi) our expectations regarding G&A (including stock based compensation), capital expenditures, tenant inducements, remodel investments and net interest expense in 2024; (vii) our commitment to growth opportunities, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth; (viii) our expectations regarding restaurant closures; and (ix) our 2024 dividend targets. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks arising from macroeconomic conditions, including inflation and raising interest rates and its impact on discretionary spending; risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our nearly fully franchised business model, including as a result of current and future legislation, regulations and interpretations relating to joint employer status and other labor matters; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; risks related to the conflict between Russia and Ukraine and the conflict in the Middle East; our ability to address environmental and social sustainability issues and changes in applicable tax and other laws and regulations or interpretations thereof; and regulatory approvals of the acquisition of Carrols. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Sales	$767	$743	$2,950	$2,819
Franchise and property revenues	740	672	2,903	2,661
Advertising revenues and other services	313	274	1,169	1,025
Total revenues	1,820	1,689	7,022	6,505
Operating costs and expenses:
Cost of sales	643	619	2,435	2,312
Franchise and property expenses	140	126	512	518
Advertising expenses and other services	364	295	1,273	1,077
General and administrative expenses	197	196	704	631
(Income) loss from equity method investments	(27)	14	(8)	44
Other operating expenses (income), net	35	93	55	25
Total operating costs and expenses	1,352	1,343	4,971	4,607
Income from operations	468	346	2,051	1,898
Interest expense, net	152	144	582	533
Loss on early extinguishment of debt	—	—	16	—
Income before income taxes	316	202	1,453	1,365
Income tax (benefit) expense	(410)	(134)	(265)	(117)
Net income	726	336	1,718	1,482
Net income attributable to noncontrolling interests	218	107	528	474
Net income attributable to common shareholders	$508	$229	$1,190	$1,008
Earnings per common share:
Basic	$1.63	$0.75	$3.82	$3.28
Diluted	$1.60	$0.74	$3.76	$3.25
Weighted average shares outstanding (in millions):
Basic	313	306	312	307
Diluted	453	455	456	455

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,139	$1,178
Accounts and notes receivable, net of allowance of $37 and $36, respectively	749	614
Inventories, net	166	133
Prepaids and other current assets	119	123
Total current assets	2,173	2,048
Property and equipment, net of accumulated depreciation and amortization of $1,187 and $1,061, respectively	1,952	1,950
Operating lease assets, net	1,122	1,082
Intangible assets, net	11,107	10,991
Goodwill	5,775	5,688
Other assets, net	1,262	987
Total assets	$23,391	$22,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$790	$758
Other accrued liabilities	1,005	1,001
Gift card liability	248	230
Current portion of long-term debt and finance leases	101	127
Total current liabilities	2,144	2,116
Long-term debt, net of current portion	12,854	12,839
Finance leases, net of current portion	312	311
Operating lease liabilities, net of current portion	1,059	1,027
Other liabilities, net	996	872
Deferred income taxes, net	1,296	1,313
Total liabilities	18,661	18,478
Commitments and contingencies
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at December 31, 2023 and December 31, 2022; 312,454,851 shares issued and outstanding at December 31, 2023; 307,142,436 shares issued and outstanding at December 31, 2022	1,973	2,057
Retained earnings	1,599	1,121
Accumulated other comprehensive income (loss)	(706)	(679)
Total Restaurant Brands International Inc. shareholders’ equity	2,866	2,499
Noncontrolling interests	1,864	1,769
Total shareholders’ equity	4,730	4,268
Total liabilities and shareholders’ equity	$23,391	$22,746

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$1,718	$1,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	191	190
Premiums paid and non-cash loss on early extinguishment of debt	5	—
Amortization of deferred financing costs and debt issuance discount	27	28
(Income) loss from equity method investments	(8)	44
Loss (gain) on remeasurement of foreign denominated transactions	20	(4)
Net (gains) losses on derivatives	(151)	(9)
Share-based compensation and non-cash incentive compensation expense	194	136
Deferred income taxes	(430)	(60)
Other	26	19
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(147)	(110)
Inventories and prepaids and other current assets	(43)	(61)
Accounts and drafts payable	22	169
Other accrued liabilities and gift card liability	9	37
Tenant inducements paid to franchisees	(32)	(26)
Other long-term assets and liabilities	(78)	(345)
Net cash provided by operating activities	1,323	1,490
Cash flows from investing activities:
Payments for property and equipment	(120)	(100)
Net proceeds from disposal of assets, restaurant closures and refranchisings	37	12
Net payment for purchase of Firehouse Subs, net of cash acquired	—	(12)
Settlement/sale of derivatives, net	112	71
Other investing activities, net	(18)	(35)
Net cash provided by (used for) investing activities	11	(64)
Cash flows from financing activities:
Proceeds from long-term debt	55	2
Repayments of long-term debt and finance leases	(92)	(94)
Payment of financing costs	(44)	—
Payment of dividends on common shares and distributions on Partnership exchangeable units	(990)	(971)
Repurchase of common shares	(500)	(326)
Proceeds from stock option exercises	60	21
Proceeds from issuance of common shares	—	30
Proceeds (payments) from derivatives	141	34
Other financing activities, net	(4)	(3)
Net cash used for financing activities	(1,374)	(1,307)
Effect of exchange rates on cash and cash equivalents	1	(28)
(Decrease) increase in cash and cash equivalents	(39)	91
Cash and cash equivalents at beginning of period	1,178	1,087
Cash and cash equivalents at end of period	$1,139	$1,178
Supplemental cash flow disclosures:
Interest paid	$761	$487
Net interest paid (a)	$474	$383
Income taxes paid, net	$290	$275
(a) Refer to reconciliation in Non-GAAP Financial Measures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics
We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH, BK and FHS and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant and will be included in our NRG, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats.”

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

2022 consolidated results exclude BK Russia, apart from two months of royalties in the first quarter of 2022.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure - Home Market and International KPIs by Brand

	Three Months Ended December 31,		Twelve Months Ended December 31,
KPIs by Market	2023	2022	2023	2022
	(unaudited)		(unaudited)
System-wide Sales Growth
TH - Canada	9.3%	11.2%	11.5%	12.9%
BK - US	4.6%	5.3%	6.6%	2.4%
PLK - US	11.2%	6.1%	10.2%	5.1%
FHS - US (a)	7.4%	4.0%	6.9%	3.9%

International
TH	21.4%	44.6%	39.7%	60.2%
BK	10.4%	16.0%	15.1%	23.6%
PLK	55.0%	66.3%	61.4%	60.8%
FHS (a)	51.2%	N/A	18.3%	N/A

System-wide Sales (in US$ millions)
TH - Canada	$1,654	$1,518	$6,494	$6,032
BK - US	$2,773	$2,651	$10,957	$10,278
PLK - US	$1,404	$1,262	$5,511	$5,001
FHS - US (a)	$283	$288	$1,138	$1,102

International
TH	$153	$124	$600	$431
BK	$3,911	$3,507	$15,545	$13,656
PLK	$264	$182	$927	$613
FHS (a)	$4	N/A	$15	N/A

Comparable Sales
TH - Canada	8.7%	11.0%	10.9%	11.6%
BK - US	6.4%	5.0%	7.5%	2.2%
PLK - US	5.8%	1.5%	4.8%	(0.5)%
FHS - US (a)	3.8%	1.0%	4.2%	1.1%

International
TH	(6.3)%	(4.3)%	(3.1)%	0.9%
BK	4.6%	10.2%	8.9%	15.3%
PLK	14.9%	29.2%	22.5%	28.4%
FHS (a)	(7.6)%	N/A	(2.9)%	N/A
(a) See FHS Segment results footnote "a."

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure - Home Market and International KPIs by Brand

	As of December 31,
KPIs by Market	2023	2022
	(unaudited)
Net Restaurant Growth
TH - Canada	(0.1)%	(1.3)%
BK - US	(3.7)%	(0.9)%
PLK - US	4.5%	6.1%
FHS - US (a)	0.7%	2.0%

International
TH	21.0%	50.1%
BK	5.7%	5.3%
PLK	37.5%	27.0%
FHS (a)	21.4%	N/A

Restaurant Count
TH - Canada	3,894	3,896
BK - US	6,778	7,042
PLK - US	3,051	2,921
FHS - US (a)	1,195	1,187

International
TH	1,308	1,081
BK	12,240	11,580
PLK	1,177	856
FHS (a)	17	N/A
(a) See FHS Segment results footnote "a."

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022
Segment G&A TH (a)	$47	$42	$168	$151
Segment G&A BK (a)	39	37	145	126
Segment G&A PLK (a)	22	20	86	72
Segment G&A FHS (a)	18	13	58	52
Segment G&A INTL (a)	50	43	190	160
FHS Transaction costs	—	16	19	24
Corporate restructuring and advisory fees	21	25	38	46
General and administrative expenses	$197	$196	$704	$631
(a) Segment G&A includes segment general and administrative expenses and excludes FHS Transaction costs and corporate restructuring and advisory fees.

Other Operating Expenses (Income), net

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings (a)	$(3)	$2	$16	$4
Litigation settlements and reserves, net	2	8	1	11
Net losses (gains) on foreign exchange (b)	31	78	20	(4)
Other, net	5	5	18	14
Other operating expenses (income), net	$35	$93	$55	$25

(a) Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.
(b) Net losses (gains) on foreign exchange are primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: Adjusted Operating Income (“AOI”), EBITDA, Adjusted EBITDA (on a consolidated and a segment basis), Adjusted Net Income, Adjusted Interest Expense, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted Operating Income growth, Organic Adjusted EBITDA growth, Organic Net Income growth, Organic Adjusted Net Income Growth, Organic Adjusted Diluted EPS growth, Free Cash Flow, Net Debt, and Adjusted EBITDA Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

Adjusted Operating Income ("AOI") represents income from operations adjusted to exclude (i) franchise agreement amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities. For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expense incurred in connection with the Firehouse Acquisition consisting of professional fees, compensation-related expenses and integration costs ("FHS Transaction costs"); and (ii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. AOI is used by management to measure operating performance of the business, excluding these other specifically identified items that management believes are not relevant to management's assessment of our operating performance. AOI, as defined above, also represents our measure of segment income for each of our five operating segments.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above). Adjusted EBITDA for each of the five reporting segments is defined as Adjusted Operating Income for the respective segment operations adjusted to exclude (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense associated with the segment and (ii) depreciation and amortization (excluding franchise agreement amortization as a result of acquisition accounting) associated with the segment.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Interest Expense is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Net Debt is defined as Total Debt less cash and cash equivalents. Total Debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net Debt is used by management to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its debt obligations.

Adjusted EBITDA Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA. Net Income Net Leverage is defined as Net Debt divided by Net Income. Both of these metrics are operating performance measures that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth, Adjusted Operating Income growth and Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Three Months Ended December 31, 2023
(Unaudited)

					Impact of FX
	Actual		Q4 '23 vs. Q4 '22		Movements	Organic Growth
(in US$ millions, except per share data)	Q4 '23	Q4 '22	$	%	$	$	%
Revenue
TH	$1,018	$987	$31	3.2%	$(2)	$33	3.4%
BK	$345	$310	$35	11.0%	$—	$35	11.0%
PLK	$182	$162	$20	12.4%	$—	$20	12.4%
FHS	$51	$36	$15	41.9%	$—	$15	41.9%
INTL	$224	$194	$30	15.8%	$3	$27	13.8%
Total Revenues	$1,820	$1,689	$131	7.8%	$1	$130	7.7%

Income from Operations	$468	$346	$122	35.8%	$(4)	$126	37.5%
Net Income	$726	$336	$390	116.1%	$(1)	$391	116.8%

Adjusted Operating Income
TH	$231	$226	$5	2.4%	$(1)	$6	2.7%
BK	$69	$87	$(18)	(21.4)%	$—	$(18)	(21.4)%
PLK	$56	$52	$4	8.8%	$—	$4	8.9%
FHS	$8	$8	$—	(4.5)%	$—	$—	(4.5)%
INTL	$145	$133	$12	8.7%	$1	$11	8.0%
Adjusted Operating Income	$509	$506	$3	0.5%	$—	$3	0.5%
Adjusted EBITDA
TH	$271	$263	$8	3.2%	$(1)	$9	3.4%
BK	$87	$105	$(18)	(17.8)%	$—	$(18)	(17.8)%
PLK	$66	$60	$6	10.2%	$—	$6	10.2%
FHS	$15	$12	$3	23.2%	$—	$3	23.2%
INTL	$164	$148	$16	11.5%	$1	$15	10.7%
Adjusted EBITDA	$603	$588	$15	2.6%	$—	$15	2.6%

Adjusted Net Income	$340	$326	$14	3.9%	$—	$14	3.8%
Adjusted Diluted Earnings per Share	$0.75	$0.72	$0.03	4.5%	$—	$0.03	4.4%

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Twelve Months Ended December 31, 2023
(Unaudited)

					Impact of FX
	Actual		2023 vs. 2022		Movements	Organic Growth
(in US$ millions, except per share data)	2023	2022	$	%	$	$	%
Revenue
TH	$3,972	$3,801	$171	4.5%	$(115)	$286	7.7%
BK	$1,297	$1,196	$101	8.4%	$(2)	$103	8.6%
PLK	$692	$619	$73	11.9%	$(1)	$74	12.0%
FHS	$187	$138	$49	34.9%	$—	$49	34.9%
INTL	$874	$751	$123	16.5%	$—	$123	16.6%
Total Revenues	$7,022	$6,505	$517	7.9%	$(118)	$635	9.9%

Income from Operations	$2,051	$1,898	$153	8.1%	$(37)	$190	10.3%
Net Income	$1,718	$1,482	$236	16.0%	$(34)	$270	18.7%

Adjusted Operating Income
TH	$958	$925	$33	3.6%	$(28)	$61	6.9%
BK	$386	$396	$(10)	(2.6)%	$(1)	$(9)	(2.4)%
PLK	$221	$205	$16	8.0%	$—	$16	8.3%
FHS	$38	$33	$5	14.4%	$—	$5	14.4%
INTL	$597	$525	$72	13.8%	$(8)	$80	15.5%
Adjusted Operating Income	$2,200	$2,084	$116	5.6%	$(37)	$153	7.5%
Adjusted EBITDA
TH	$1,111	$1,070	$41	3.8%	$(33)	$74	7.1%
BK	$462	$459	$3	0.5%	$(1)	$4	0.6%
PLK	$257	$232	$25	10.5%	$—	$25	10.8%
FHS	$58	$44	$14	33.1%	$—	$14	33.1%
INTL	$666	$573	$93	16.4%	$(7)	$100	17.9%
Adjusted EBITDA	$2,554	$2,378	$176	7.4%	$(41)	$217	9.3%

Adjusted Net Income	$1,480	$1,430	$50	3.5%	$(32)	$82	5.9%
Adjusted Diluted Earnings per Share	$3.24	$3.14	$0.10	3.3%	$(0.07)	$0.17	5.6%

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Income from Operations to Adjusted Operating Income and Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022

Income from operations	$468	$346	$2,051	$1,898
Franchise agreement amortization	8	8	31	32
FHS Transaction costs(2)	—	16	19	24
Corporate restructuring and advisory fees(3)	21	25	38	46
Impact of equity method investments(4)	(23)	18	6	59
Other operating expenses (income), net	35	93	55	25
Adjusted Operating Income	$509	$506	$2,200	$2,084

Segment income:
TH	$231	$226	$958	$925
BK	69	87	386	396
PLK	56	52	221	205
FHS	8	8	38	33
INTL	145	133	597	525
Adjusted Operating Income	$509	$506	$2,200	$2,084

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2023	2022	2023	2022

Net income	$726	$336	$1,718	$1,482
Income tax (benefit) expense(5)	(410)	(134)	(265)	(117)
Loss on early extinguishment of debt	—	—	16	—
Interest expense, net	152	144	582	533
Income from operations	468	346	2,051	1,898
Depreciation and amortization	49	47	191	190
EBITDA	517	393	2,242	2,088
Share-based compensation and non-cash incentive compensation expense(1)	53	43	194	136
FHS Transaction costs(2)	—	16	19	24
Corporate restructuring and advisory fees(3)	21	25	38	46
Impact of equity method investments(4)	(23)	18	6	59
Other operating expenses (income), net	35	93	55	25
Adjusted EBITDA	$603	$588	$2,554	$2,378

Adjusted EBITDA by segment:
TH	$271	$263	$1,111	$1,070
BK	87	105	462	459
PLK	66	60	257	232
FHS	15	12	58	44
INTL	164	148	666	573
Adjusted EBITDA	$603	$588	$2,554	$2,378

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings per Share
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data)	2023	2022	2023	2022
Net income	$726	$336	$1,718	$1,482
Income tax (benefit) expense(5)	(410)	(134)	(265)	(117)
Income before income taxes	316	202	1,453	1,365
Adjustments:
Franchise agreement amortization	8	8	31	32
Amortization of deferred financing costs and debt issuance discount	6	7	27	28
Interest expense and loss on extinguished debt(6)	12	16	65	64
FHS Transaction costs(2)	—	16	19	24
Corporate restructuring and advisory fees(3)	21	25	38	46
Impact of equity method investments(4)	(23)	18	6	59
Other operating expenses (income), net	35	93	55	25
Total adjustments	59	183	241	278
Adjusted income before income taxes	375	385	1,694	1,643
Adjusted income tax expense(5)(7)	35	59	214	213
Adjusted net income	$340	$326	$1,480	$1,430
Adjusted diluted earnings per share	$0.75	$0.72	$3.24	$3.14
Weighted average diluted shares outstanding (in millions)	453	455	456	455

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage, Free Cash Flow and Net Interest Paid
(Unaudited)

	As of December 31,
(in US$ millions, except ratio)	2023	2022
Long-term debt, net of current portion	$12,854	$12,839
Finance leases, net of current portion	312	311
Current portion of long-term debt and finance leases	101	127
Unamortized deferred financing costs and deferred issue discount	122	111
Total debt	$13,389	$13,388

Cash and cash equivalents	$1,139	$1,178
Net debt	12,250	12,210

Net income	1,718	1,482
Net Income Net leverage	7.1x	8.2x

Adjusted EBITDA	2,554	2,378
Adjusted EBITDA Net leverage	4.8x	5.1x

	Twelve Months Ended December 31,	Nine Months Ended September 30,	Three Months Ended December 31,
(in US$ millions)	2023	2023	2023
Calculation:	A	B	A - B
Net cash provided by operating activities	$1,323	$920	$403
Payments for property and equipment	(120)	(73)	(47)
Free cash flow	$1,203	$847	$356

	Twelve Months Ended December 31,
(in US$ millions)	2023	2022
Interest Paid	$761	$487

Proceeds (payments) from derivatives, net within investing activities (a)	106	63
Proceeds (payments) from derivatives, net within financing activities	141	34
Interest income	40	7
Net Interest Paid	$474	$383

(a) Twelve months ended December 31, 2023 and 2022 excludes $6 million and $8 million, respectively, of forward currency contracts included within cost of sales in earnings.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2022 and 2023 cash bonus, respectively.

(2)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three months ended March 31, 2023 and three and twelve months ended December 31, 2022, primarily consisting of professional fees, compensation related expenses and integration costs.

(3)Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)The effective tax rate for the three and twelve months ended December 31, 2023 reflects a $367 million increase in net deferred tax assets related to non-refundable tax credits and certain intangibles recognized in connection with intra-group reorganizations centralizing the management of various international business and financing operations, which reduced the effective tax rate by 115.8% and 25.3% for the three and twelve months ended December 31, 2023, respectively. Additionally, the effective tax rate for the three and twelve months ended December 31, 2023 included a net decrease in tax reserves of $91 million related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 28.6% and 6.2% for the three and twelve months ended December 31, 2023, respectively. The impact of net reserves releases decreased the adjusted income tax expense by $14 million for the three and twelve months ended December 31, 2023, respectively, and our adjusted effective tax rate by 3.7% and 0.8% for the three and twelve months ended December 31, 2023, respectively.

The effective tax rate for the three and twelve months ended December 31, 2022 included a net decrease in tax reserves of $193 million and $364 million, respectively, related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 95.6% and 26.7% for the three and twelve months ended December 31, 2022, respectively. The impact of the net reserves release decreased the adjusted income tax expense by $42 million and $86 million for the three and twelve months ended December 31, 2022, respectively, and our adjusted effective tax rate by 10.9% and 5.2% for the three and twelve months ended December 31, 2022, respectively.

(6)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(7)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred. For the three and twelve months ended December 31, 2023 and 2022, adjusted income tax expense has been adjusted to remove the net tax benefits associated with the release of tax reserves related to certain prior corporate restructurings that when previously incurred were excluded from adjusted income tax expense as non-cash adjustments that did not impact our core operational results. Subsequent interest accrued on such reserves was treated as impacting core operational results and included in adjusted income tax expense, accordingly, the reversal of such interest is included in adjusted income tax expense. The Company views interest on tax reserves as a normal course of business expense regardless of the origin of the underlying tax reserve.